Exhibit 32.2

Certification of principal financial officer

In connection with the Quarterly Report of Carrollton Bancorp on Form 10-K for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof, I, Mark A. Semanie, Senior Vice President and Chief Financial Officer (principal financial officer) of Carrollton Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

 (1)         such Form 10-K for the year ended December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         the information contained in such Form 10-K for the year ended December 31, 2010, fairly presents, in all material respects, the financial conditions and results of operations of Carrollton Bancorp.

/s/ Mark A. Semanie Mark A. Semanie Senior Vice President and Chief Financial Officer March 24, 2011

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.